                                                                  EXHIBIT C

                               ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (this "Agreement") is made this 28th day of June, 1996, by and among Baker, Fentress & Company, a Delaware corporation ("BKF"), John A. Levin, Melody L. Prenner Sarnell, Jeffrey A. Kigner, Daniel E. Aron, Frank F. Rango, Barton G. Ice, and Carol L. Novak (collectively, the "Stockholders") and UMB Bank, N.A., as escrow agent (the "Escrow Agent").

          WHEREAS, BKF and the Stockholders are among the parties to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of May 13, 1996, pursuant to which the Stockholders will receive as part of the Merger Consideration (as defined in the Merger Agreement) shares of capital stock, $1.00 par value of BKF ("BKF Common Stock"). All capitalized terms used in this Agreement shall have the same meanings assigned to them in the Merger Agreement. The Stockholders have agreed pursuant to Section 12.7 of the Merger Agreement and pursuant to this Agreement to the deposit of an aggregate number of BKF Common Stock having a value at a deemed price of $15.80 per share equal to 50% of the Merger Value in an escrow fund (such shares less any distributions made pursuant to Section 3 hereof, is hereinafter referred to as the "Escrow Fund") for the purpose of compensating BKF for any Losses for which BKF is entitled to indemnification under Section 12.2 of the Merger Agreement.

          WHEREAS, the parties hereto wish to enter into this Agreement for the purpose of establishing the Escrow Fund, specifying the procedure to be followed in determining the existence of Losses and describing the method of making payments from the Escrow Fund.

          NOW, THEREFORE, the parties hereto hereby AGREE as follows:

     1. Establishment of Escrow. Each Stockholder hereby deposits with the Escrow Agent, for deposit in the Escrow Fund, the number of shares of BKF Common Stock set forth opposite his or her name on Schedule 1 hereto, (such number of shares, as reduced from time to time pursuant to this Agreement, the "Designated Shares" and, together with all their Designated Shares, the "Escrow Shares") and, as a result, the Escrow Fund is hereby established by BKF and the Stockholders at the Escrow Agent. The Escrow Agent hereby accepts from the Stockholders, for deposit in the Escrow Fund, the Escrow Shares to be held and disbursed in accordance with the terms hereof. The parties hereto acknowledge that the Escrow Agent does not have any interest in the Escrow Shares, the Escrow Fund, Designated Shares, any voting rights pertaining to such Escrow Shares or any dividends, capital gains distributions or other distributions thereon and the parties hereto further acknowledge that the Escrow Agent is serving as escrow holder only and shall have possession of such Escrow Shares only for such purpose.

     2.   Holding and Accounting for Shares.
          ---------------------------------

          (a) Each Stockholder shall deliver to the Escrow Agent his or her respective Designated Shares, and such Designated Shares shall be reregistered in the name of the Escrow Agent and the Escrow Agent shall hold and maintain such Designated Shares, as Escrow Agent, upon the terms and conditions set forth in this Agreement in a separate account (such account, the "Designated Account").

          (b) Notwithstanding Section 2(a) hereof, during the Escrow Period (as hereinafter defined) each Stockholder shall retain the right to exercise and shall be entitled to exercise, in person or by its nominee or proxy, any and all rights and powers to vote his or her Designated Shares and to take part in or give consent with respect to any corporate action with respect to which such shares are able or required to be voted. BKF shall cause the Escrow Agent to, and the Escrow Agent shall, promptly notify each Stockholder upon the receipt of any proxy, similar solicitation material or any shareholder communication, and BKF shall cause the Escrow Agent to, and the Escrow Agent shall, promptly (but in no case later than the third Business Day (as hereinafter defined) following receipt) deliver such materials to each Stockholder. The Escrow Agent shall vote all proxies solicited with respect to each Stockholder's Designated Shares only in accordance with the written instructions of such Stockholder (or his or her nominee or proxy, but only if accompanied by written instrument evidencing such nomination or proxy) or if no such written instructions are received by the Escrow Agent by the close of business on the 10th Business Day immediately following the date on which such proxies were sent to such Stockholder, then, in accordance with the written instructions of John A. Levin (if any). The Escrow Agent shall have no right to, and shall not, vote any of the Escrow Shares other than in accordance with the immediately preceding sentence. As used herein, "Business Day" means any day (other than a Saturday, Sunday or holiday) on which banks are open for business in Kansas City, Missouri or such other city in which the Escrow Agent principally performs its escrow administration functions, as notified by the Escrow Agent to BKF and the Stockholder Representative in writing from time to time.

          (c) Notwithstanding Section 2(a) hereof, during the Escrow Period, each Stockholder shall retain the right to receive and shall be entitled to receive any and all dividends, capital gains and other distributions paid or declared with respect to such Stockholder's Designated Shares and the Escrow Agent shall promptly (but in no event later than the third Business Day following receipt by it) deliver by wire transfer to such Stockholder all such dividends, capital gains and other distributions pursuant to wire instructions set forth on Schedule 2(c) hereto or such other written instructions as may be provided by such Stockholder from time to time at least three Business Days prior to the date such payment is to be made to the Stockholder.

          (d) Notwithstanding Section 2(a) hereof, from time to time during the Escrow Period, each Stockholder shall have the right to transfer all or a portion of its Designated Shares to any one or more other Stockholders; provided, however, that, after giving effect to all transfers pursuant to this clause (d), no Stockholder shall have fewer Designated Shares as a result of a transfer pursuant hereto than such Stockholder had immediately prior to such transfer. If any

Stockholder (the "Transferring Stockholder") elects to so transfer any number of its Designated Shares (the "Transferred Number") to any other Stockholder (the "Transferee"), it shall so notify the Escrow Agent and BKF in writing (a Transfer Notice") and within two business days of receipt of the Transfer Notice, (i) BKF shall, if so directed by the Transferring Stockholder, (A) issue to such Transferring Stockholder stock certificates representing such number of Designated Shares as such Transferring Stockholder may request in order to allow the transfer of the Transferred Number of Designated Shares and (B) immediately thereafter, cause such newly issued certificates to be reregistered in the name of the Escrow Agent and (ii) the Escrow Agent shall (A) upon receipt of such newly issued certificates, return to BKF for cancellation the certificates theretofore representing such Transferring Stockholder's Designated Shares and
(B) cause the Transferred Number of such Transferring Stockholder's Designated Shares to be transferred from the Transferring Stockholder's Designated Account to the Transferee's Designated Account. Upon any such transfer, Schedule 1 hereto shall be amended accordingly.

     3.   Determination of Losses.
          -----------------------

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of BKF, other than the Stockholder Representative (an "Officer's Certificate"), (i) stating that Losses exist in an aggregate amount greater than the relevant Indemnification Basket or that no Indemnification Basket is applicable to such Losses and (ii) specifying in reasonable detail (A) the individual items of such Losses included in the amount so stated, (B) in the case of Losses arising out of any inaccuracy or breach of a representation or warranty contained in Article V of the Merger Agreement ("Several Losses"), the Stockholder against whom indemnification therefor is claimed (each such Stockholder, the "Indemnifying Stockholder"), (C) the portion of such Losses constituting Several Losses, if any, and the portion of such Several Losses to be paid by such Indemnifying Stockholder, (D) the portion of such Losses not constituting Several Losses, if any ("Joint Losses),
(E) the date each such item of Loss was paid, incurred or sustained and (F) the nature of the misrepresentations, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 3(c) hereunder, deliver to BKF (x) in the case of Several Losses out of such Indemnifying Stockholder's Designated Account, as promptly as practicable, an aggregate number of shares of BKF Common Stock equal to the quotient of (A) the dollar amount of such Several Losses and (B) $15.80 minus the per share amount of any capital gains distribution on the Escrow Shares for which the record date has occurred from the Closing Date through the date such Escrow Shares are paid to BKF hereunder, in each case adjusted for any stock dividends on or stock splits or combinations of the BKF Common Stock (such difference, the "Deemed Value") and (y) in the case of Joint Losses, out of each Stockholder's Designated Account, as promptly as practicable, an aggregate number of BKF Common Shares equal to the result of the following formula

                                L       x      DS
                                --             --
                                DV             ES


          Where:
               L       =        the aggregate dollar amount of the Joint Losses
                                claimed in such Officer's Certificate;

               DV      =        the Deemed Value;

               DS      =        such Stockholder's Designated Shares remaining
                                in his or her Designated Account at the time of
                                Payment of such Joint Losses to BKF; and

               ES      =        the aggregate remaining Escrow Shares at the
                                time of payment of such Joint Losses to BKF;


(the calculation of the number of shares of BKF Common Stock to be paid to BKF out of each Stockholder's Designated Shares pursuant to clause (x) or (y), as applicable, is herein called a "Share Delivery Calculation"). Prior to any payment by the Escrow Agent under this Section 3(a), BKF shall deliver to the Escrow Agent an Officer's Certificate setting forth the Share Delivery Calculation.

          (b)  [Intentionally omitted.]

          (c) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholder Representative and for a period of forty-five (45) days after receipt of such Officer's Certificate by the Escrow Agent, the Escrow Agent shall make no delivery of BKF Common Stock unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such forty-five (45) day period, if such Officer's Certificate shall not have been withdrawn by BKF, the Escrow Agent shall make delivery of BKF Common Stock from each Indemnifying Stockholder's Designated Account in an amount determined in accordance with the applicable Share Delivery Calculation, provided that no such delivery may be made if the Stockholder Representative shall object in a written statement to the claim made, or calculation set forth, in an Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to BKF and received by each such party prior to the expiration of such forty-five (45) day period.

          (d) In case the Stockholder Representative shall so object in writing to any claim or claims by BKF made in any Officer's Certificate, BKF shall have forty-five (45) days after the date of receipt by the Escrow Agent of such written objection to respond in a written statement to the objection of the Stockholder Representative. If after such forty-five (45) day period there remains a dispute as to any claims or calculations set forth, the Stockholder Representative and BKF shall attempt in good faith during the sixty (60) day period thereafter to agree upon the rights of the respective parties with respect to each of such claims. If the

Stockholder Representative and BKF should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and, if required by the terms of such memorandum, shall distribute BKF Common Stock from each Indemnifying Stockholder's Designated Account in accordance with the terms thereof and the applicable Share Delivery Calculation. The resolution set forth in any such memorandum shall be final, binding and conclusive on the parties hereto with respect to the matters covered therein.

          (e) If no such agreement has been reached after such 60-day period, either BKF or the Stockholder Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by an arbitrator to be selected in accordance with the following sentence. Within fifteen (15) days after such written notice is sent, BKF and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator which shall be the arbitrator (the "Arbitrator") for all purposes of this Agreement. The decision of the Arbitrator as to the validity and amount of any Losses claimed in such Officer's Certificate or the Share Delivery Calculation, if applicable, shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith and the applicable Share Delivery Calculation; provided, however, that such decision shall be delivered to the Escrow Agent in writing evidencing the appointment of the Arbitrator.

          (f) Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held (i) in the case of the first such arbitration, in Chicago, Illinois, (ii) in the case of the second such arbitration, in New York, New York and (iii) in each subsequent arbitration, in one of such jurisdictions other than the jurisdiction in which the immediately preceding arbitration was held, under the commercial rules then in effect of the American Arbitration Association. Each party to an arbitration conducted hereunder shall pay its own expenses, including legal fees, and the fees of the Arbitrator and the administrative fee, if any, of the American Arbitration Association, shall, in each case, be borne 50/50 by BKF, on one hand, and the Stockholder or Stockholders, as the case may be, subject to such arbitration, on the other hand.

     4.   Termination of Escrow Period.
          ----------------------------

          (a) The term (the "Escrow Period") of the Escrow Fund created hereunder shall commence on the date hereof and shall terminate on the third anniversary of the Closing Date; provided, however, that the number of Designated Shares in each Designated Account, which, in the reasonable judgment of BKF, subject to the objection of the Stockholder Representative and the subsequent arbitration of the matter in the manner provided in this Agreement, are necessary to satisfy (in accordance with the applicable Share Delivery Calculations) any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved in accordance herewith at which time all Escrow Shares remaining in the Escrow Fund shall be delivered to the Stockholders in accordance with Section 4(b).

          (b) Subject to the proviso set forth in Section 4(a) above, BKF agrees to instruct the Escrow Agent to deliver to each Stockholder upon the termination of the Escrow Period the Designated Shares then remaining in such Stockholder's Designated Account.

     5.   Duties and Responsibilities of Escrow Agent.
          -------------------------------------------

          (a) The Escrow Agent, by signing this Agreement, agrees to hold and dispose of the Escrow Shares in accordance with the terms hereof. The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and it shall not be subject to, nor obligated to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made therein; provided, however, with the written consent of the Escrow Agent, this Agreement may be amended at any time or times by an instrument in writing signed by the Stockholder Representative and BKF.

          (b) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the undersigned or by any other Person except only such notices or instructions as are provided for herein and orders or process of the Arbitrator or of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decrees shall be made or entered by any court affecting such property or any part thereof, then and in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other Person by reasons of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated; provided, however, that the Escrow Agent shall be liable for damages arising out of its fraud, gross negligence, bad faith or willful misconduct under this Agreement.

          (c) The Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment and BKF and the Stockholders, jointly and severally, agree to indemnify and save the Escrow Agent, in its capacity as such, harmless from all loss, cost, damages, fees and expenses, including, but not limited to reasonable attorney's fees (collectively, "Escrow Agreement Losses") suffered or incurred by the Escrow Agent as a result thereof; provided, however, that the Escrow Agent shall be liable for, and shall not be entitled to indemnification in respect of, any Escrow Agreement Losses arising out of its fraud, gross negligence, bad faith or willful misconduct under this Agreement. The Escrow Agent shall also be fully protected in relying upon any written notice, demand, certificate, waiver, authorization, memorandum, request, letter, opinion, power of attorney or any other document delivered to it pursuant to the terms of this Agreement which it in good faith believes to be genuine.

     (d) The Escrow Agent acts hereunder as depository only, and is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Agreement, any instrument deposited with it hereunder, or with respect to the form or execution of the same, or the identity, authority, or right of any person executing or depositing the same.

     (e) In the event of any disagreement between the undersigned or the person or persons named in the instructions delivered pursuant to this Agreement or with any other persons resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to the undersigned or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to refuse and refrain to act until:

          (i) The rights of the adverse claimants shall have been fully and finally adjudicated in a court assuming and having jurisdiction of the parties and money, papers and property involved herein or affected hereby;

          (ii) All differences shall have been resolved by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all the interested parties; or

          (iii) The Arbitrator shall render a decision pursuant to Section 3(e) hereof.

     (f) The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

     6. Semi-Annual Statement. On each six month anniversary of this Agreement during the Escrow Period, the Escrow Agent shall send to each Stockholder and BKF a statement setting forth the aggregate number of Designated Shares held pursuant to this Agreement in such Stockholder's Designated Account.

     7.   Resignation; Successor Escrow Agent.
          -----------------------------------

          7.1 Resignation. The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the Stockholder Representative and BKF in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including by a court of competent jurisdiction) or (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the Stockholder Representative and BKF. If the Escrow Agent has not received a designation of a successor Escrow Agent at the end of such thirty (30) day period, the Escrow Agent's sole responsibility after such time shall be to safekeep the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

     8. Termination of the Escrow Agent. BKF and the Stockholder Representative may jointly terminate the appointment of the Escrow Agent hereunder by written instructions signed by BKF and the Stockholder Representative specifying the date upon which such termination shall take effect. In the event of such termination, BKF and the Stockholder Representative shall jointly appoint a successor escrow agent and, upon written receipt of written instructions signed by BKF and the Stockholder Representative and payment of all outstanding fees and expenses payable to the Escrow Agent pursuant to this Agreement, the Escrow Agent shall promptly turn over the Escrow Fund to such successor escrow agent. Any such termination shall be effective on the date specified in the termination documents, or, if not specified, then on the date when signed by the parties thereto. The Escrow Agent shall thereafter have no further obligations hereunder. Upon receipt of the Escrow Fund, the successor escrow agent shall thereupon be bound by all of the provisions hereof. This Agreement shall be terminated upon disbursement of the assets held by the Escrow Agent hereunder.

     9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date received if delivered personally or by cable, telegram, telex or telecopy or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to BKF:

                        Baker, Fentress & Company
                        200 West Madison Street, #3510
                        Chicago, Illinois 60606
                        Attention:  James P. Gorter

          Copy to:

                        Bell, Boyd & Lloyd
                        70 West Madison Street, Suite 3300
                        Chicago, Illinois 60602
                        Attention:  Janet D. Olsen

          if to the Stockholders (other than John A. Levin):
                         to the addresses set forth on Schedule 15.2 of the LEVCO Disclosure Schedule (as defined in the Merger Agreement)

          Copy to:       John A. Levin & Co., Inc.
                         One Rockefeller Plaza
                         New York, New York 10020

          Copy to:       Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019-6064
                         Attention:  Matthew Nimetz

          if to the Stockholder Representative:

                         Mr. John A. Levin
                         John A. Levin & Co., Inc.
                         One Rockefeller Plaza
                         New York, New York  10020

          Copy to:       Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019-6064
                         Attention:  Matthew Nimetz

          if to the Escrow Agent:

                         UMB Bank, N.A.
                         928 Grand Avenue
                         13th Floor, Corporate Trust Department
                         Kansas City, Missouri 64106
                         Attention:  Fredrick D. Deay, II



     10. Entire Agreement. This Agreement, together with the Merger Agreement, contains the entire agreement between BKF and the Stockholders with respect to the subject matter hereof and supersedes any and all prior agreements, written or oral, with respect to the subject matter hereof. The Escrow Agent is not a party to the Merger Agreement or any other agreement between BKF and the Stockholders, and the Escrow Agent's duties shall be determined solely by reference to this Agreement.

     11. Waivers and Amendments. This Agreement may be amended, modified, extended, superseded, canceled or renewed, and the terms and conditions hereof may be waived, only by a written instrument signed by BKF and the Stockholder Representative and consented to in writing by the Escrow Agent, or, in the case of a waiver, by any of BKF, the Stockholder Representative or the Escrow Agent, as the party so waiving compliance.

     12. Expenses. The fees, costs, charges and expenses of the Escrow Agent incurred pursuant hereto shall be borne by BKF as set forth in Schedule 12 hereto, except that any fees, costs, charges and expenses (including taxes) incurred as a result of a transfer as set forth in Section 2(d) hereto shall be borne by each Transferring Stockholder and Transferee who is a party to such transfer.

     13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors and assigns to the parties hereto. This Agreement is not intended to confer any benefit on any Person other than the parties hereto and, accordingly, shall not create any third party beneficiaries hereof.

     14. Counterparts. This Agreement may be executed in one or more counterparts with all such counterparts constituting one and the same agreement.

     15. Headings. The headings set forth in this Agreement are for convenience of reference only and do not, and shall not be construed to, limit or otherwise define the terms or provisions of this Agreement or otherwise have any substantive effect.

     16. Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Delaware, excluding the conflict of laws rules of that state. Each of the parties to this Agreement hereby irrevocably and unconditionally agrees (i) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and that service made pursuant to (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

     17.  Stockholder Representative.
          --------------------------

          (a) The Stockholders hereby appoint John A. Levin as the Stockholder Representative. In the event John A. Levin shall at any time be unable to, or shall notify BKF and the Escrow Agent in writing that he is unwilling to, continue to perform the duties of the Stockholder Representative, the remaining Stockholders shall promptly designate a successor Stockholder Representative and shall promptly notify the Escrow Agent in writing of such successor Stockholder Representative, and in the absence of such an appointment, Melody L. Prenner Sarnell shall serve as the Stockholder Representative.

          (b) A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and BKF may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every Stockholder. The Escrow Agent and BKF are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative, except for liability arising out of fraud, gross negligence, bad faith or willful misconduct under this Agreement.

          (c) In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder, (i) the Stockholder Representative, to the fullest extent permitted by applicable law, shall not assume any, and shall incur no, responsibility whatsoever to any Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, excepting only responsibility for any act or failure to act which represents gross negligence or willful misconduct, and (ii) the Stockholder Representative, to the fullest extent permitted by applicable law, shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice shall in no event subject the Stockholder Representative to liability to any Stockholder. The Stockholders shall severally indemnify the Stockholder Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder. All of the indemnities, immunities and powers granted to the Stockholder Representative under this Agreement shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            Baker, Fentress & Company


                                            By: /s/ James P. Gorter
                                                ---------------------------
                                            Title: CHAIRMAN
                                                   ------------------------

                                            UMB Bank, N.A., as Escrow Agent


                                            By: /s/ Frank C. Bramwell
                                                ---------------------------
                                            Title: VICE PRESIDENT
                                                   ------------------------


                                            /s/ John A. Levin
                                            -------------------------------
                                            John A. Levin

                                            /s/ Melody L. Prenner Sarnell
                                            -------------------------------
                                            Melody L. Prenner Sarnell

                                            /s/ Jeffrey A. Kigner
                                            -------------------------------
                                            Jeffrey A. Kigner

                                            /s/ John A. Levin
                                            -------------------------------
                                            Frank F. Rango*

                                            /s/ Barton G. Ice
                                            -------------------------------
                                            Barton G. Ice

                                            /s/ Daniel E. Aron
                                            -------------------------------
                                            Daniel E. Aron

                                            /s/ Carol L. Novak
                                            -------------------------------
                                            Carol L. Novak


*Under Power of Attorney, dated June 11, 1996, granted to John A. Levin.